Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST SECURES $210.8 MILLION
IN NEW LONG-TERM, FIXED-RATE FINANCING
DALLAS — (October 19, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed a $210.8 million, 10-year, fixed-rate loan with Merrill Lynch Mortgage Lending, Inc. The new loan was combined with Ashford’s existing $370 million Merrill Lynch financing closed in June 2005. This combined loan was split into seven pools with two different maturity dates. Four of the pools totaling $286.1 million mature in 2015 at a blended rate of 5.26%. Three of the pools totaling $294.6 million mature in 2016 at a blended rate of 5.53%. The loan pools require monthly interest-only payments for five years with the principal amortization thereafter on a 25-year schedule.
The new loan refinances $129.9 million in securitized debt that the Company assumed in conjunction with its March 2005 acquisition of a 21-hotel portfolio. The $129.9 million consisted of three loans that had maturity dates of 2008, 2009 and 2011 and a weighted average interest rate of 6.82%. In connection with the refinancing, the Company expects to incur a one-time expense totaling approximately $7.4 million, or $0.12 per diluted share, in the fourth quarter of 2005 for the write-off of unamortized loan costs and a defeasance charge.
“An important component of Ashford’s investment strategy is to continue to lower our borrowing costs by taking advantage of the low rates at the long end of the yield curve. This new financing achieves this objective,” said Monty J. Bennett, President and CEO of Ashford Hospitality Trust.
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Completes New Financing

October 19, 2005
financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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